UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  June 6, 2014

DELMAR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54801	99-0360497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 720-999 West Broadway
Vancouver, British Columbia
Canada V5Z 1K5
(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 629-5989

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 6, 2014, pursuant to election to exercise warrants agreements DelMar Pharmaceuticals, Inc. (the “Company”) reduced the warrant exercise price from $.80 to $.65 per share for warrants to purchase 3,652,211 shares of the Company’s common stock (the “Warrants”) and in accordance with the agreements, the holders of the Warrants exercised the Warrants for cash at the foregoing reduced exercise price. The Company received net proceeds of $2,255,240 after paying a 5% warrant agent fee of $118,697.

The foregoing description of the election to  exercise warrants agreements is qualified in its entirety by reference to the full text of the form of election to exercise warrant agreement, a copy of which is attached as an exhibit to this Current Report on Form 8-K and which is incorporated herein by reference.

In connection with the foregoing, the Company relied upon the exemption from securities registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended for transactions not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

10.1	Form of Election to Exercise Warrants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELMAR PHARMACEUTICALS, INC.

Dated: June 9, 2014	BY:	/s/ Jeffrey Bacha
Jeffrey Bacha Chief Executive Officer

Exhibit Index

Exhibit Number	Description

10.1	Form of Election to Exercise Warrants

2